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                                                                       EXHIBIT 5

                       WILLIAM W. BOUTON III   185 ASYLUM STREET
                       860.725.6210            CITYPLACE / 35TH FLOOR  NEW HAVEN
                       FAX: 860.278.3802       HARTFORD, CT            HARTFORD
                       BOUTON@TYLERCOOPER.COM  06103-3488              STAMFORD
                       WWW.TYLERCOOPER.COM     860.725.6200            MADISON

                                December 17, 2004

Rockville Financial, Inc.
P.O. Box 660
Rockville, CT 06066

      Ladies and Gentlemen:

      We have acted as counsel to Rockville Financial, Inc., a Connecticut corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, by the Company of an aggregate of 8,308,463 shares of Common Stock, no par value per share (the "Shares"), of the Company and the related preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement"). In rendering the opinion set forth below, we do not express any opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the corporate law of the State of Connecticut.


      We have examined and relied upon originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinion set forth below. As to matters of fact, we have examined and relied upon the representations of the Company contained in the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials and we have made no independent verification or investigation of the factual matters set forth therein. We have assumed, with your consent, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as facsimile, certified, or photostatic copies and the authenticity of the originals of such copies. In making our examination of any documents, we have assumed, with your consent, that all parties had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we have also assumed, with your consent, the due authorization by all requisite action, the due execution and delivery of such documents and the validity and binding effect and enforceability thereof.

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December 17, 2004
Page 2

      Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, as of the date hereof, the Shares to be issued and sold by the Company have been duly authorized by the requisite corporate action on the part of the Company and, when issued and sold as contemplated in the Registration Statement, will be validly issued and outstanding, fully paid and non-assessable.

      In rendering the opinion set forth above, we have not passed upon and do not purport to pass upon the application of securities or "blue-sky" laws of any jurisdiction (except federal securities laws).

      This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. The opinion set forth herein is rendered as of the date hereof. We assume no obligation to update any facts or circumstances which may hereafter come to our attention or any changes in any laws, regulations or court decisions which may hereafter occur.

      We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus which is part of such Registration Statement.

                               Very Truly Yours,

                               Tyler Cooper & Alcorn, LLP

                           By: /s/ WILLIAM W. BOUTON III
                               --------------------------
                               William W. Bouton III